Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), dated March 29 2024 (the “Effective Date”), is by and between Zimmer Biomet Spine, LLC (“ZBS”), and ZimVie Inc. (“ZimVie”).

WHEREAS, ZimVie has entered into an agreement to sell its Spine and Bone Healing divisions to an affiliate of HIG Capital;

WHEREAS, the following executives have each signed and executed a Corporate Executive Confidentiality, Non-Competition and Non-Solicitation Agreement (the “Restrictive Covenant Agreements”) with ZBS, the forms of which are on file with the U.S. Securities and Exchange Commission (“SEC”): Vafa Jamali, Richard Heppenstall, Indraneel Kanaglekar, Heather Kidwell, Stephen Rondeau, and Ann Vu (collectively, the “Executives”).

WHEREAS, pursuant to the Restrictive Covenant Agreements, the Executives are bound by certain restrictive covenants that may be enforced by ZBS and its affiliates, successors and assigns;

WHEREAS, in accordance with paragraph 16 of the Restrictive Covenant Agreements, ZBS hereby assigns its rights and benefits under the Restrictive Covenant Agreements to ZimVie.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Assignment and Assumption. ZBS hereby assigns to ZimVie its rights and interests in the Restrictive Covenant Agreements. ZimVie hereby accepts such assignment and assumes all of ZBS’s rights under the Restrictive Covenant Agreements.
2.
Joint Enforcement. The purpose of this Agreement is to give ZimVie an independent right to enforce the Restrictive Covenant Agreements. If it is later determined that the assignment is unenforceable, then the party that can enforce the Restrictive Covenant Agreements agrees that it will do so at the request of the other party or any successor or assignee of the other party, and the requesting party shall pay all costs, including attorneys’ fees, associated with any enforcement action.
3.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to any choice or conflict of law provision or rule thereof.
4.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
5.
Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of March 29, 2024.

Zimmer Biomet Spine, LLC
By: /s/ Heather Kidwell Heather Kidwell SVP, Chief Legal, Compliance, and HR Officer
ZimVie Inc
By: /s/ Heather Kidwell Heather Kidwell SVP, Chief Legal, Compliance, and HR Officer